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                                                                    Exhibit 10.7

                AGREEMENT FOR THE LEASE OF HANGZHOU REAL PROPERTY

                                     BETWEEN

                          Huawei Technologies Co. Ltd.

                                       AND

                    Hangzhou Huawei-3Com Technology Co., Ltd.

                                   ----------

                                 January 1, 2004

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PARTIES TO THIS AGREEMENT:

The lessor of the real property:

Huawei Technologies Co. Ltd., a limited liability company registered in Shenzhen city of Guangdong province and legally existing pursuant to the PRC laws (hereinafter "Huawei" or "Party A")

AND

The lessee of the real property: Hangzhou Huawei-3Com Technology Co., Ltd., a limited company established and legally existing pursuant to the PRC laws (hereinafter "Party B").

(Together " the Parties")

WHEREAS, Huawei, 3Com Corporation, a Delaware corporation ("3Com") and 3Com Technologies, a corporation organized under the laws of the Cayman Islands, entered into that certain Contribution Agreement, dated March 19, 2003 (the "Contribution Agreement"), pursuant to which Huawei agreed to lease the Hangzhou Real Property to Party B; and

WHEREAS, the Parties wish to enter into this Agreement for the Lease of Hangzhou Real Property (this "Agreement") and this Agreement is signed pursuant to provisions of the relevant State and local published laws and regulations published and available to foreign investors and according to the principles of equality, voluntariness and consideration for use.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and intending to be legally bound hereby, the Parties hereby agree as follows:

1.   SCOPE OF LEASE

     Party A hereby leases to Party B that certain portion of the Hangzhou Real Property referred to in Clause 2.5 as the "Premises" in accordance with this Agreement. Ownership of the land over the Hangzhou Real Property shall belong to the People's Republic of China ("PRC"). The right to lease of the real property over the land does not include any underground natural resources, buried objects and municipal and public utilities.

2.   TITLE AND LOCATION OF THE HANGZHOU REAL PROPERTY

     2.1 Subject to Articles 16 and 17 hereof, Party A warrants that it has and will maintain, throughout the Term of the Lease (as hereinafter defined in Clause 3), (i) full ownership of the Buildings and other improvements located on the Hangzhou Real Property and (ii) the right to use the


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          Hangzhou Real Property for the purposes set forth herein and for a period of not less than fifty (50) years pursuant to a land use certificate ("Land Use Certification") granted by the PRC, free and clear of (a) any liens, encumbrances, covenants, charges, burdens or claims except those which do not materially and adversely affect the operation of the Hangzhou Real Property by Party B and (b) any future liens, mortgages or other encumbrances which provide that this Agreement shall be subject to forfeiture or termination following a foreclosure of such mortgage or other encumbrance. Party A further warrants that Party B, on making the payments to Party A in accordance with this Agreement and fulfilling its other obligations hereunder, shall and may peaceably and quietly manage and operate the Hangzhou Real Property during the entire Term of the Lease.

     2.2 Notwithstanding anything to the contrary herein, Party A shall defend, indemnify, protect and hold harmless Party B from and against any and all liability, loss, claim, damage and cost (including reasonable attorneys' fees) due to any termination of this Agreement or Party B's right to occupy the Premises prior to the expiration of the Term of the Lease as a result of any default by Party A under any current or future mortgage or financing arrangement secured by the Hangzhou Real Property or as a result of a failure to comply with any governmental requirements.

     2.3 Party A shall pay and discharge any ground rents or other rental payments, concession charges and any other charges payable by Party A in respect of the Hangzhou Real Property and, at its own expense, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable possession to Party B. Party A shall further pay all real estate taxes and assessments which may become a lien on the Hangzhou Real Property or which may be due and payable during the Term of the Lease unless payment thereof is in good faith being contested by Party A and enforcement thereof is stayed. Party A shall not later than twenty
          (20) days following written demand by Party B furnish to Party B copies of official tax bills and assessments and tax receipts showing the payment of such taxes and assessments.

     2.4 The term "Hangzhou Real Property" as used herein means the office and manufacturing facilities and other improvements and buildings, including, without limitation, the Improvements defined and described in Clause 9.1 hereof (the "Buildings") and the land upon which such office and manufacturing facilities and other improvements and buildings are located (the "Land") in Hangzhou, PRC and commonly known as Huawei Hangzhou Production Centre. The location and size of the Hangzhou Real Property is as follows:

               Lot Number 11-01-(002)-0003 located on Liuhe Road,
               Zhijiang Sci-Tech Industrial Park, Binjiang District,


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               Hangzhou, Zhejiang Province, PRC, with a total land area of
               132,938 square meters and a total property gross floor area of 69,777.2 square meters which shall be determined by and recorded in the Real Estate Certificate issued by the Hangzhou local government. Such total property gross floor area includes (i) 7,687.34 square meters for the office tower (the "Office Tower Space"), (ii) 4,204.72 square meters for the canteen (the "Canteen Space"), (iii)31,592.87 square meters for the production space, excluding the Expansion Premises (the "Initial Production Space") and (iv)24,714.01 square meters for the Expansion Premises.

          The specific location of the Hangzhou Real Property is shown per the co-ordinates in the maps attached hereto as Schedule 1. The measurements provided in this Clause 2.4 are subject to confirmation by the Real Estate Certificate as set forth in Clause 5.2 hereof.

     2.5 The term "Premises" as used herein means that portion of the Hangzhou Real Property to be leased to Party B on the Commencement Date (as defined herein) consisting of the entire Hangzhou Real Property less approximately 24,714.01 square meters of gross floor area located on the second floor of the plant/production building (the "Expansion Premises"), which Premises are more particularly described on Schedule 2 attached hereto.

     2.6 Notwithstanding anything to the contrary herein, with the prior consent of Party A, which consent shall not be unreasonably withheld, Party B shall have the continuing right during the Term of the Lease (as defined in Clause 3 below) to lease from Party A all or any portion of the Expansion Premises for the remainder of the Term of the Lease at the applicable rental rate specified in Clause 5.1 of this Agreement for the Initial Production Space and otherwise upon the same terms and conditions of this Agreement (the "Expansion Right"). Party B may exercise such Expansion Right from time to time during the Term of the Lease by delivering to Party A written notice (an "Expansion Notice") specifying (i) the location and size of any portion of the Expansion Premises to be leased and (ii) the date upon which Party B intends to lease such Expansion Premises (or portion thereof), which date shall be not less than thirty (30) days after the date of such notice (each such date, an "Expansion Space Commencement Date"). Effective as of each Expansion Space Commencement Date, the Premises herein shall be deemed to include that portion of the Expansion Premises described in the applicable Expansion Notice and the rent payable by Party B hereunder shall be increased by an amount equal to the product of the gross floor


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          area of the portion of the Expansion Space set forth in the Expansion
          Notice and the rental rate applicable from time to time to the Initial Production Space set forth in Clause 5.1 of this Agreement. Party A shall deliver the Expansion Premises (or any portion thereof) to Party B in the condition required pursuant to Clause 3 hereof. The Expansion Right shall continue until the earlier to occur of (i) the leasing of the entire Expansion Premises by Party B pursuant to this Clause 2.6 and (ii) the termination or expiration of this Agreement.

3.   TERM

          Subject to the any provisions in this Agreement regarding the expiration or early termination of this Agreement, the term of the lease for the Premises shall be sixty (60) months (the "Term of the Lease") commencing on the later of January 1, 2004 or the date by which all of the following have occurred: (i) Party A has substantially completed the Improvements (as defined in Clause 9) in accordance with this Agreement; (ii) Party A has delivered possession of the Premises to Party B in good, vacant, broom clean condition, with all building systems in good working order, with all Utilities (as defined in Clause 7.5 hereof) completed and installed and serving the Hangzhou Real Property and otherwise in compliance with all laws and in the condition required under this Agreement; and (iii) Party A has obtained all approvals, certificates and permits from the appropriate governmental authorities required for the legal occupancy of the Hangzhou Real Property for the permitted use, including, without limitation, the permits and approvals described in Clause 7.1
          (a) - (c) hereof (the "Commencement Date"). Party B acknowledges that Party A may not obtain the Real Estate Certificate, the building ownership certificate and the registration of this Agreement with the local government authorities (collectively, the "Outstanding Permits") prior to the Commencement Date; however, Party A shall use its best efforts to obtain such items as soon as possible and shall deliver a notice or a copy of each such item to Party B within 15 days of the date each such item is obtained.

4.   USE OF THE HANGZHOU REAL PROPERTY

          4.1 The Hangzhou Real Property may be used for the following purposes:

               4.1.1 industrial purposes including but not limited to the production, manufacturing, blending, packaging, processing, transportation, supply, distribution, marketing, sale and storage of industrial products;

               4.1.2 office, laboratory, warehouse and factory purposes and other ancillary facilities in support of the activities listed in paragraph 4.1.1 above;

               4.1.3 for any purposes of the operation of Party B including but not


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                    limited to dormitories of employees, food and beverage
                    facilities, public, medical and recreation facilities; and

               4.1.4 for all other lawful commercial and business purposes and any other uses incidental or related to the foregoing.

               Party A represents and warrants that each of the uses described in this Clause 4.1 are authorized by applicable law and governmental certificates and permits in effect as of the date of this Agreement and shall be permitted under the Real Estate Certificate and the building ownership certificate.

     4.2 If the purpose of the Hangzhou Real Property specified in this Agreement needs to be changed during the Term of the Lease beyond the usage scope of the Hangzhou Real Property set forth in Clause 4.1 and approved by the appropriate governmental authorities, the consent of Party A shall be obtained by Party B, a new lease contract or relevant amendment contract shall be executed, the rents for the lease of the Premises shall be increased or decreased in accordance with the fee charge criteria for the land use right of the Hangzhou Real Property by the PRC and the relevant formalities of registering the land use rights and real property shall be completed, all in accordance with the relevant published laws and regulations available to foreign investors.

5.   RENT, TAXES, INSURANCE, OPERATING EXPENSES AND UTILITIES

     5.1 Party A guarantees to Party B that save for the payment due under this Clause 5, Party B shall not be required to pay any other fees, rates, levies, expenses, charges or taxes of' any kind (such as land contract tax, stamp duties, acquisition of agricultural land tax and reclamation fees) related to or payable for the Outstanding Permits or the signature of this Agreement, or any fees, compensation or taxes payable for compensation of crops and trees and for removal or relocation of existing users or occupants (if any) on the Hangzhou Real Property. Party B agrees to pay Party A the rents in respect of the Premises for the period from the Commencement Date to the date of termination of the "Term of the Lease" (provided that the specific payment terms and conditions shall be in accordance with the provisions of Clause 6). The rents shall be calculated from the Commencement Date.

          Both Parties hereby agree and confirm that the monthly rents for the Premises shall be as follows:

               For the period beginning on the Commencement Date and continuing through the expiration of the Term of the Lease, the monthly rents shall be (i) RMB 60 yuan/square meter/month of the gross floor area of the Office Tower Space and the Canteen Space


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               and (ii) RMB 40 yuan/square meter/month of the gross floor area of the Initial Production Space.

     5.2 The Parties acknowledge that the Real Estate Certificate has not been issued as of the execution date of this Agreement. The Parties covenant and agree to jointly instruct the Hangzhou local government authority to issue the Real Estate Certificate so as to include separate measurements of the gross floor area for each floor of each Building. Upon receipt of the Real Estate Certificate in the required form, the Parties agree to calculate the gross floor area for each of the Office Tower Space, the Canteen Space, the Initial Production Space and the Expansion Premises based on such Real Estate Certificate and, if such amounts differ from those currently set forth in Clause
          2.4 hereof, either revise such amounts in Clause 2.4 hereof or execute a separate memorandum or agreement which sets forth such information. If the gross floor area amounts set forth in the Real Estate Certificate differ from those set forth in Clause 2.4, within thirty
          (30) days of notice from either Party, Party B shall pay any underpayment or Party A shall refund any overpayment made as a result of payment of monthly rents prior to such date based on the gross floor area amounts set forth in Clause 2.4.

     5.3 Party A shall be responsible for and shall pay when due any and all real estate taxes and assessments in connection with the Hangzhou Real Property. Party A shall furnish to the Party B copies of (i) any tax invoice or receipt or any other evidence of tax payment and (ii) any notice or documents from the tax authority in relation to the tax payment or tax fine. Party B agrees to coordinate with Party A for any claims that may arise relating to the taxation of the Hangzhou Real Property and Party A shall indemnify, defend, protect and hold harmless Party B from and against any actual costs, claims or expenses incurred therefore by Party B (including, without limitation, all legal fees and expenses).

     5.4 Party A shall, at its expense, at all times during the Term of the Lease procure and maintain adequate insurance to cover the full replacement cost of the Hangzhou Real Property against loss or damage to the Hangzhou Real Property from fire, explosion, aircraft, water apparatus, flood, earthquake, boiler and machinery breakdown and such other perils considered necessary, customary or practical in fully protecting the Hangzhou Real Property and maintain adequate comprehensive general liability insurance fully protecting Party A arising out of the ownership, possession and use of the Hangzhou Real Property.

          All such liability insurances shall note the interest of Party B as an "additional insured".

          Party A shall furnish to Party B satisfactory evidence of all insurances maintained by Party A pursuant to this Clause.


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     5.5  Subject to the provisions of this Contact, Party B shall be responsible for and bear the full cost for the operation of its business at the Premises and for all utilities (including heating, cooling and ventilating) and telecommunications (including telephone/fax and internet connection) used by Party B at the Premises. Party B agrees to pay all electricity, water and gas (if any) consumed by Party B at the Premises on the basis of separate meters installed or to be installed at Party B's option and/or to refund to Party A the costs thereof on reasonable written notice to Party B (in case any of the same are payable or charged in respect of the Party A's account). In case any of the foregoing costs in this Clause are paid or charged in respect of Party A's account, they shall be refunded by Party B to Party A within thirty (30) days after receipt by Party B of written notice and upon Party B's verification of the costs are correct and in order.

6.   PAYMENT AND CURRENCY

     Party B will pay the rents for the Premises in RMB.

     Party B will pay to Party A as a security deposit an amount equal to the monthly rent for the first two (2) months of the Term of the Lease. Such security deposit will be refunded to Party B within fifteen (15) days of the date of the expiration of the Term of the Lease or the date of its early termination in accordance with Clause 13 of this Agreement or otherwise.

     Both Parties hereby agree the payment terms are as follows:

     6.1 Within 15 days after the Commencement Date, Party B will pay Party A in one installment the rent at the rates set forth in Clause 5.1.1 from the Commencement Date through the last day of the calendar quarter in which the Commencement Date occurs.

     6.2 Commencing from the first day of the calendar quarter immediately succeeding the calendar quarter in which the Commencement Date occurs through the remainder of the Term of the Lease, Party B shall pay rent at the rates set forth in Clause 5.1.1 quarterly on the fifth day of the first month of each calendar quarter (January 5, April 5, July 5 and October 5) of each year of the Term of the Lease.

     6.3 For any lease period shorter than a quarter, the rent thereof shall be calculated on a daily basis.

     6.4 Party A shall issue to Party B the relevant payment notice in respect of any payment 30 days before the due payment date. If Party A has not issued any payment notice in time, the relevant due payment period shall be extended correspondingly. Party A shall issue to Party B the official receipt within 5 days after any payment of Party B has been effected in the bank account designated by Party A.


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     6.5  With 60 days of the expiry or termination of the Term of the Lease of the Premises, Party A shall refund to Party B any advance payment (including rent).

7.   GUARANTEES BY PARTY A

     Party A hereby guarantees to Party B that:

     7.1 Party A has received (a) the land use rights certificate relating to the Hangzhou Real Property pursuant to which the PRC has granted to Party A the right to use the Hangzhou Real Property for the purposes specified herein for a period of not less than fifty (50) years, (b) the approval relating to the change in scope of use and (c) the approval of the renovations of the Hangzhou Real Property and the construction of the Improvements. Party A agrees to use its best efforts to obtain the building ownership certificate as soon as possible and will provide a copy to Party B within 15 days after obtaining it.

     7.2 Party A has the right to sign this Agreement with and lease the Hangzhou Real Property to Party B, and Party A has completed all necessary formalities and obtained all documents, permits and approvals as necessary for the signature and performance of this Agreement as well as the lease of the Hangzhou Real Property hereunder and the construction of the Improvements, including but not being limited to completing the relevant registration and obtaining the relevant approvals, approval documents and certificates (except registration of this Agreement with the local government, which Party A agrees to use its best effort to obtain as soon as possible and will provide a copy to Party B within 15 days after obtaining it).

     7.3 No Hazardous Materials are present on the Hangzhou Real Property, except in compliance with applicable Environmental Laws. The operations and activities conducted by Party A, and its agents, employees and contractors on the Hangzhou Real Property, including, without limitation, the construction of the Improvements, have been conducted at all times during the past two years, in compliance with all applicable Environmental Laws and Environmental Permits. To the knowledge of Party A, no Action is pending or threatened under any Environmental Laws against or relating to the Hangzhou Real Property, Party A or the operations and activities conducted by Party A on the Hangzhou Real Property.

     7.4 Except as contemplated by this Agreement, Party A has not leased or subleased any portion of the Hangzhou Real Property to any other Person, and, to the knowledge of Party A, no other Person has any right to the use, occupancy or enjoyment thereof, nor has Party A assigned any of its interest under the Hangzhou Real Property. The execution, delivery and


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          performance of this Agreement will not materially adversely affect the continued use or possession of Hangzhou Real Property.

     7.5 As of the Commencement Date, all telephone, telecommunication, water, sewer, gas, steam and electrical lines and cables and surface drainage systems necessary for the use of the Hangzhou Real Property by Party B and the conduct of its business and operations thereon (collectively, the "Utilities") will be completed and installed on the Hangzhou Real Property in compliance with all applicable laws. As of the Commencement Date, all utility lines serving the Premises will be separately metered and located in the rights of way of public roadways bordering the Hangzhou Real Property and will be set up to serve the Hangzhou Real Property independently of the neighboring properties.

     7.6 Capitalized terms used but not otherwise defined in this Clause 7 shall have the meanings set forth in the Contribution Agreement.

8.   GUARANTEES BY PARTY B

     Party B hereby guarantees to Party A during the Term of the Lease when Party B shall remain the lessee that it shall:

     8.1  pay rents for the Premises in accordance with this Agreement;

     8.2 not use the Premises for any illegal purpose, or beyond the purpose described in Clause 4.1; and

     8.3 abide by the publicly applicable laws and regulations of the PRC affecting the use of the Premises.

9.   CONSTRUCTION OF IMPROVEMENTS

     9.1 Party A shall construct improvements and renovations to the Hangzhou Real Property (the "Improvements") in accordance with (i) the plans and specifications (the "Plans") previously delivered to and approved in writing by 3Com, (ii) the estimate of the total cost of the Improvements (the "Cost Estimate") attached hereto as Schedule 3 and
          (iii) the terms of this Agreement.

     9.2 Party A represents that it has submitted the Plans to all appropriate governmental agencies and has obtained all governmental approvals required for such Plans and the construction of the Improvements. Party A shall have no right to require extra work or change orders with respect to the construction of the Improvements. Party B shall have the right to request changes to the Plans by way of written change orders (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Party A, Party A shall prepare and submit promptly to Party B a memorandum setting forth the impact


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          on cost and schedule resulting from said Change Order (the "Change
          Order Memorandum of Agreement"). Party B shall, within three (3) days following Party B's receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Party A, or (ii) retract its request for the Change Order. Party B shall pay to Party A, upon completion of the Improvements, any increase in the actual total cost to construct the Improvements solely resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement.

     9.3 The Improvements shall be constructed by Party A in accordance with all rules, regulations, codes, ordinances, statutes, and laws of any governmental or quasi-governmental authority and in accordance with the Plans as amended.

     9.4 Party B shall have the right to submit a written "punch list" to Party A setting forth any defective item of construction, and Party A shall promptly cause such items to be corrected. Party B's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Party B's rights to have defects in the Improvements or the Hangzhou Real Property repaired at no cost to Party B. Party B shall give notice to Party A whenever any such defect becomes reasonably apparent, and Party A shall repair such defect as soon as possible.

     9.5 Notwithstanding anything to the contrary in this Agreement, effective upon delivery of the Premises to Party B, Party A does hereby warrant that (i) the construction of the Improvements was performed in accordance with all rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities, in accordance with the Plans, and in a good and workman-like manner, (ii) all material and equipment installed in the Hangzhou Real Property conformed to the Plans and was new and otherwise of good quality,
          (iii) the electrical, plumbing, and mechanical systems servicing the Hangzhou Real Property are in working order and in good condition, and
          (iv) the roof is in good condition and water tight.

     9.6 Party A shall pay for all costs of the design, permitting, development, construction and installation of the Improvements; provided, however, that, within thirty (30) days after the later of the Commencement Date and the date that Party A delivers to Party B paid invoices and such other documents as may be reasonably required by Party B to evidence the payment by Party A of the Party B Costs (as hereinafter defined), Party B shall reimburse Party A for (i) the costs and expenses of those portions of the Improvements identified on
          Schedule 4 attached hereto and (ii) any increase in the actual total cost to construct the Improvements solely resulting from any Change Order, as set forth in any Change Order Memorandum of Agreement that has been accepted and approved by


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          Party B (collectively, the "Party B Costs"). Notwithstanding anything to the contrary herein, Party B's obligation to pay the Party B Costs described in clause (i) of the immediately preceding sentence shall in no event exceed $5,250,000 (U.S.). Party B shall have the right to review and audit the construction documents, contractor quotations and contracts, change orders, invoices and applications for payment submitted by Party A's contractors.

     9.7 The Party B Costs shall not include and in no event shall Party B have any obligation to pay for the following: (i) costs for improvements which are not shown on or described in the Plans unless otherwise approved by Party B; (ii) costs incurred to remove Hazardous Materials (as defined in the Contribution Agreement) from the Hangzhou Real Property or the surrounding area; (iii) attorneys' fees incurred in connection with negotiation of construction contracts, and reasonable attorneys' fees, experts' fees and other costs in connection with disputes with third parties; (iv) costs incurred as a consequence of delay (unless the delay is caused by Party B), construction defects or default by a contractor; (v) costs recoverable by Party A upon account of warranties and insurance; (vi) restoration costs in excess of insurance proceeds as a consequence of casualties; (vii) penalties and late charges attributable to Party A's failure to pay construction costs, delay or default under any construction contract; (viii) costs to bring the Hangzhou Real Property into compliance with applicable laws and restrictions, including, Environmental Laws (as defined in the Contribution Agreement); (ix) wages, labor and overhead for overtime and premium time; (x)offsite management or other general overhead costs incurred by Party A; and (xi) construction management, profit and overhead charges. Party B shall be entitled to surrender the Improvements upon the termination of this Agreement.

     9.8 So long as such occupancy does not interfere with Party A's construction of the Improvements, with prior approval of Party A, which approval shall not be unreasonably withheld, Party B shall have the right to enter the Hangzhou Real Property prior to the completion of the Improvements for the purpose of installing its equipment, data, telecommunications systems and trade fixtures. Such occupancy shall be subject to all of the terms of this Agreement except the obligation to pay rent.

10.  TERMS AND CONDITIONS OF THE HANGZHOU REAL PROPERTY LEASE

     10.1 Positioning of Boundary Markers

          Prior to the official signing of this Agreement, Party A and Party B shall have inspected and ascertained the boundary markers at various boundary location points from the marks at various boundary location points shown on the Hangzhou Real Property and shall have confirmed the areas of the Hangzhou Real Property.


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     10.2 Vacant Possession of the Hangzhou Real Property

          10.2.1 Party A shall clear the Hangzhou Real Property and deliver the same to Party B free of inhabitants and cleared of all buildings, structures, foundations thereof, and other properties, articles and materials that Party B considers to be unnecessary. Party B shall not have any responsibility for or be liable to any inhabitant or other person claiming to have any right with respect to the Hangzhou Real Property or for any land use right, building, structure and foundation thereof, or other property, articles and materials remaining on the Hangzhou Real Property belonging to such other persons after the delivery of the Hangzhou Real Property by Party A to Party B.

          10.2.2 Party A shall be responsible for the payment of any compensation or taxes payable to the existing inhabitants or occupants of the Hangzhou Real Property for their relocation, resettlement or the loss of their buildings, structures or other properties, crops or trees and shall indemnify, defend, protect and hold harmless Party B in full amount against any expenses or costs (including, without limitation, legal fees and expenses) incurred by Party B or claims against Party B as a result of a breach of Party A's obligations under this clause.

     10.3 Delivery

          10.3.1 Party A represents that it expects the Commencement Date to occur on or about January 1, 2004 and guarantees that the Commencement Date shall occur by February 1, 2004 (the "Outside Date").

               For the avoidance of doubt, both Parties agree and confirm that commencing from the Commencement Date, Party B shall have the right to use the Premises according to the uses as provided in this Agreement.

          10.3.2 In addition to and without prejudice to other rights and remedies of Party B, in the event that Party A fails to deliver the Premises to Party B on or before the Outside Date as a result of Party A's action or omission, Party B shall have the right to terminate this Agreement partly or wholly, and Party A shall indemnify, defend, protect and hold harmless Party B against any loss, cost, claim or damage suffered by Party B in connection therewith. Upon any termination of this Agreement by Party B pursuant to this Clause 10.3.2, any monies previously paid by Party B to Party A in connection with this Agreement shall be returned to Party B.

     10.4 Environmental Protection and Breach of Guarantees

          10.4.1 Party A warrants that as at the date of this Agreement:

               10.4.1.1 The Hangzhou Real Property complies with all
                    Environmental Laws and Environmental Permits; and

               10.4.1.2 Party A shall retain, remain liable for and indemnify, defend, protect and hold harmless Party B from and against and under no circumstances shall Party B be liable for any Liabilities, obligations, judgments, penalties, fines, costs or expenses (including reasonable attorneys' fees and environmental consultant costs) of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence on or before the Commencement Date of any Hazardous Material in the soil, groundwater, surface water, air or building materials of the Hangzhou Real Property, or known to be migrating to the Hangzhou Real Property as of the Commencement Date or otherwise resulting from the operations of Party A, and its agents, employees and contractors, at the Hangzhou Real Property prior to the Commencement Date ("Pre-Existing Contamination"); (ii) the migration at any time prior to or after the Commencement Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) the exposure of any Person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any activities of Party A and its agents, employees and contractors on the Hangzhou Real Property, without regard to whether any health effect of the exposure has been manifested as of the Commencement Date; (iv) the violation of any Environmental Laws relating in any manner to the operations of Party A and its agents, employees and contractors or the Hangzhou Real Property prior to the Commencement Date; (v) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (vi) any of the foregoing to the extent they continue after the Commencement Date.

               10.4.1.3 Notwithstanding anything to the contrary herein, Party A agrees to assist and cooperate with Party B to obtain any Environmental Permits required to be obtained by Party B in connection with the conduct of its business at the Premises.

               10.4.1.4 For purposes of this Clause 10.4.1, capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Contribution Agreement.

               The above warranties shall be true and correct as of the date of this Agreement and the Commencement Date.

          10.4.2 Party A shall indemnify, defend, protect and hold harmless Party B and hold Party B harmless from and against all expenses, liability, loss, damages, including (but not limited to) interest and fines, incurred by, or claims against, Party B as a result of a breach of the warranties in Clauses 7 and 10.4.1.

          10.4.3 Party B shall indemnify, defend, protect and hold Party A harmless from and against all expenses, liability, loss, damages, including (but not limited to) interest and fines, incurred by or claims against, Party A as a result of a breach of Clause 8 of this Agreement.

     10.5 Rights of Way

          10.5.1 Party A shall, free of any charge over and above the rents, also provide or procure the provision of all necessary permissions and rights (including but not being limited to convenient and safe rights of way as necessary for the access to the Hangzhou Real Property and rights of access without obstruction) for the use, construction, operation and maintenance by Party B and/or its contractors/licensors/suppliers/ patentees of the following facilities or infrastructure outside the Hangzhou Real Property for the duration of the Term of the Lease:

               10.5.1.1 storm water drainage corridor and perimeter storm drain channel and outfall;

               10.5.1.2 pipelines including the effluent discharge pipeline;

               10.5.1.3 access for roads and utility provisions; and

               10.5.1.4 others; ditches, tunnels, bridges etc.

     10.6 Erection of Fences, Walls etc.

          Party B shall be entitled, based on the relevant regulations, to erect or install in accordance with PRC laws such fences, walls, rails or other partitions on and within the boundaries of the Hangzhou Real Property as it sees fit and to affix, exhibit, erect or paint any nameplate, signboard, placard, poster or other advertisement or boarding on such partitions or on the Hangzhou Real Property.

     10.7 Quiet Enjoyment

          Party A guarantees that for the duration of the Term of the Lease, Party B shall enjoy the undisturbed use of the Hangzhou Real Property and shall peaceably and quietly have, hold and enjoy the Premises for the Term of the Lease, without disturbance, hindrance, ejection or molestation by or from Party A or anyone claiming by, through or under Party A, and free of any encumbrance created or suffered by Party A.

11.  EXPIRATION OF THE TERM OF THE LEASE

     11.1 Party B shall return the Premises to Party A at the expiration of the Term of the Lease in the condition existing at the Commencement Date, ordinary wear and tear, casualties, condemnation or other taking or repossession by the PRC, Hazardous Materials (other than those released or emitted by Party B), alterations or other interior improvements which it is permitted to surrender at the termination of this Agreement and repairs, replacements and renewals for which Party A is responsible hereunder, excepted.

12.  REPAIRS AND CHANGES

     12.1 Repairs and Maintenance.

          12.1.1 In this Clause:

               12.1.1.1 "the specific problems" means:

                    (i) fire or any other event against which Party A is obliged to insure under Clause 5.3 or has insured;

                    (ii) any non-performance by Party A of its obligations under subclauses 12.1.3 or 12.1.4 of this Clause or under any other provision of this Agreement;

                    (iii) any lack of repair in the Hangzhou Real Property
                         arising from or caused by any defect in design workmanship or materials in the construction or fitting out of the Hangzhou Real Property by Party A or any alterations carried out to the Hangzhou Real Property by Party A or any other latent defect;

                    (iv) any repairs or work to the Hangzhou Real Property
                         required in order to comply with any requirement or recommendation of any statute, statutory instrument, by-law or any public governmental or statutory authority or person or by insurers.

               12.1.1.2 "Plant Machinery and Equipment" means all the pipes, cabling and equipment, be it a fitting, fixture, or chattel in the Hangzhou Real Property used in connection with, or involved in providing the following:

                    (i)  heating, ventilation and air-conditioning;

                    (ii) plumbing, sprinkler systems, drainage, water
                         purification and sewage or surface water disposal;

                    (iii) electricity, telecommunications installations,
                         aerials, facsimile, telex, lighting, radio alarm, security, fire safety, public address and intercom systems, computer systems including any hardware and keying;

                    (iv) filter pumps, pumping stations, and all other equipment plant and machinery on the Hangzhou Real Property;

                    (v)  sanitary ware and fitted furniture;

                    (vi) elevators and escalators; and

                    (vii) all other building systems and services within the
                         Hangzhou Real Property.

          12.1.2 Party B, subject to the provisions of this Clause 12, shall maintain the Premises and the Plant Machinery and Equipment serving the Premises in the state of repair and condition existing at the Commencement Date excluding (i) any work of renewal or replacement other than renewal or replacement of insubstantial components of the Plant Machinery and Equipment which renewal or replacement would be involved in normal routine maintenance and servicing and (ii) any loss or damage or lack of repair constituting or resulting from fair wear and tear and/or the specific problems or any of them. Party B shall keep the interior of the Premises well and suitably decorated at all times.

          12.1.3 Notwithstanding anything to the contrary herein, Party A shall at its expense throughout the Term of the Lease where reasonably necessary renew replace and rebuild the whole or any part of the structure and fabric of the Hangzhou Real Property together with any extensions, additions, alterations and improvements thereto and shall further remedy any damage or defect constituting or resulting from the specific problems or any of them.

          12.1.4 Party A shall at its expense where reasonably necessary renew or replace the whole or any part of the Plant Machinery and Equipment and in particular shall be obliged to effect such renewal or replacement at the request of Party B if the same has ceased to be fit for its purpose or has ceased to be of the standard appropriate for the proper operation of the Hangzhou Real Property or if maintenance and/or servicing of the same ceases to be reasonably economic.

          12.1.5 In clarification of the foregoing, Party A agrees that Party A shall perform and construct, and Party B shall have no responsibility to perform or construct, any repair, maintenance or improvements to the Hangzhou Real Property, including, without limitation, the Plant Machinery and Equipment (i) necessitated by the acts or omissions of Party A or its agents, employees or contractors, (ii) for which Party A has a right of reimbursement from others, (iii) to the structural portions of the Hangzhou Real Property and (iv) which could be treated as a "capital expenditure" under generally accepted accounting principles.

          12.1.6 Notwithstanding anything to the contrary herein, in the event Party A fails to perform any of its obligations under this Agreement and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Party B specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Party B may, in addition to its other remedies, cure any default of Party A at Party A's cost and deduct the cost of such cure from rent.

     12.2 Party B shall have the right to make, from time to time, such alterations, additions or improvements in or to the Hangzhou Real Property ("Alterations") which are customarily made in the operation of the Hangzhou Real Property or reasonably required by Party B subject to the prior approval of Party A, which shall not be unreasonably withheld or delayed. The cost of such customary alterations, additions or improvements shall be paid for by Party B in line with the relevant laws and regulations of the PRC. Notwithstanding anything to the contrary herein, Party B may construct non-structural alterations, additions and improvements in or to the Hangzhou Real Property without Party A's prior approval, if the cost of any such project does not exceed 207,000 RMB ("Permitted Alterations"); provided, however, that Party A shall assist and cooperate with Party B to obtain any consents or approvals from the relevant governmental authorities required in connection with any Alterations performed or requested by Party B.

     12.3 If at any time during the Term of the Lease, repairs (other than as required under 12.1 of this Article), changes in the Hangzhou Real Property, or replacements shall be required by reason of any laws, ordinances or regulations, or by any order of governmental authority, or shall be essential to the functioning of the Hangzhou Real Property, such repairs, changes or replacements shall be paid for by Party A and shall be made promptly and with as little hindrance to the operation of the Hangzhou Real Property as possible.

     12.4 Any extensions, alterations, additions or improvements not provided for in 12.1, 12.2 and 12.3 of this Article shall, if mutually agreed upon, be made promptly by Party A and shall be paid for by Party A in line with the relevant laws and regulations of the PRC.

     12.5 Notwithstanding anything to the contrary herein, in the event that the Hangzhou Real Property suffers damages caused by the specific problems, Party A shall remedy, repair and rebuild the Hangzhou Real Property immediately and use its best efforts to guarantee Party B's normal use of the Hangzhou Real Property during the course of such repairs. Party A shall pay all costs and expenses of and related to such repairs and remedies. If Party A does not perform its obligation to make remedies as set forth above, Party B may make the remedies itself and responsibility for the fees relating to the remedies shall be born by Party A. If, after the aforesaid serious damages occur, which affect Party B's ability to normally use the Premises, and Party A can not, or fails to, fully remedy the same within ninety (90) days thereafter, Party B may choose to issue written notice to Party A, asking for termination of this Agreement. If Party B's use of the Premises is interfered with due to any damage caused by the specific problems which is not due to Party B's negligence or willful misconduct, commencing five (5) days after the occurrence of such damage, Party B's obligation to pay rent shall be equitably abated based on the extent to which Party B's use of the Premises has been diminished. If Party B's use of the Premises is interfered with due to any damage caused by the specific problems which is due to Party B's negligence or willful misconduct, then there shall be no abatement of rent as aforesaid; provided, however, that, rent shall abate (or Party B shall receive a refund of rent already paid) in an amount equal to the proceeds of any rental loss insurance that Party A may be entitled to receive in connection with such damage. In the event Party B elects to terminate this Agreement, Party B's obligation to pay rent hereunder shall terminate as of the occurrence of such event.

     12.6 Notwithstanding anything to the contrary herein, the Parties release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Agreement, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Party A's and Party B's repair and indemnity obligations under this Agreement shall be subject to the waiver contained in this paragraph.

13.  EARLY TERMINATION

     Both Parties agree and confirm that, notwithstanding anything to the contrary herein, Party B may, at any time after two (2) years following the Commencement Date of this Agreement, partly or wholly early terminate this Agreement with respect to all or any portion of the Hangzhou Real Property based on the sole discretion of Party B without any liability (including that Party B shall have no further no liability to pay rents and other fees after such termination). The relevant rents shall be adjusted accordingly, and Party A shall refund to Party B any overpaid rents or charges. Party B shall give Party A at least six (6) month's prior written notice of termination. As a consideration of the early termination, Party B agrees to pay Party A the equivalent of one month's rent of the Premises under this Agreement upon Party B's delivery of notice of termination.

14.  REMOVAL OF ASSETS AND OTHERS

     14.1 Upon the expiry, or early termination of the Term of the Lease, Party B shall be entitled and obligated to remove all of its movable trade fixtures, furniture, equipment and other personal property (including any which Party B may have in the Hangzhou Real Property under Party B's control) (the "Personal Property"), and in the event of Party B's failure to do so, Party A shall be entitled to cause any such property on the Hangzhou Real Property to be removed and stored for the account of Party B; and Party B shall be entitled but not obligated to remove fixtures, fittings and other assets affixed or fastened to or upon the Hangzhou Real Property. Notwithstanding anything to the contrary herein, (i) Party B shall not be required to remove any portion of the Improvements constructed on the Hangzhou Real Property upon the expiration or early termination of this Agreement and (ii) Party A shall have no lien or other interest in the Personal Property.

     14.2 Party A shall allow Party B ten (10) days after the expiry or early termination of the Term of the Lease to carry out the procedures for the removal of the assets referred to in Clause 14.1 above. Party B shall be exempted from paying any rents or other fees during this period.

     14.3 Party A shall ensure that Party B and any party, shall not be claimed, sued, prosecuted and penalized for using the Hangzhou Real Property according to the uses as provided in this Agreement and otherwise shall fully indemnify, defend, protect and hold harmless Party B and other parties for losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from (i) such claims, suits, prosecutions and penalties, (ii) the negligence or willful misconduct of Party A or its agents, contractors, licensees or invitees, (iii) Party A's violation of any law, order or regulation, (iv) a breach of Party A's obligations or representations under this Agreement or (v) Party A's failure to have the Outstanding Permits. In addition, Party B shall indemnify, defend, protect and hold harmless Party A from all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Party B or its agents, contractors, licensees or invitees, Party B's violation of any law, order or regulation, or a breach of Party B's obligations or representations under this Agreement.

15.  RESUMPTION OR REMOVAL OF THE HANGZHOU REAL PROPERTY

     15.1 During the subsistence of this Agreement, Party A shall not resume, remove or consent to remove the Hangzhou Real Property for any reason (including but not limited to urban planning). However, if the People's Government of the Municipality of Hangzhou resume, remove or consent to remove the Hangzhou Real Property prior to the expiration of the Term of the Lease for the need of public welfare in accordance with the relevant legal procedures under extraordinary and compelling circumstances, then the remaining Term of the Lease and all rent and other obligations of Party B hereunder shall cease as of the date of such termination. The aforesaid extraordinary and compelling circumstances shall in no circumstance include any actions or involvement by Party A' that initiate or would otherwise result in a taking of the Hangzhou Real Property.

     15.2 In the event Party A has to resume, remove or consent to remove the Hangzhou Real Property in accordance with Clause 15.1, Party B shall be entitled to remove its assets on the Hangzhou Real Property in accordance with Clause 14. Party A shall give Party B sufficient time of notice of such event. In addition, in the event that any award or other monetary compensation is made in connection with such event, Party B shall be entitled to receive a portion of such award or monetary compensation equal to an amount determined by multiplying the total amount of such award or monetary compensation by a fraction, the numerator of which shall be the amount of the Party B Costs and the denominator of which shall be the total construction cost for the Hangzhou Real Property, which total construction cost shall not exceed USD $55,000,000 for purposes of such calculation. Notwithstanding the foregoing, if the governmental authorities provide any assistance or compensation intended for lessees of the Hangzhou Real Property, then Party B shall be entitled to seek and retain such assistance or compensation and such assistance or compensation shall not be included in the calculation described in the immediately previous sentence.

16.  TRANSFER

     16.1 Party B shall use the Premises only in accordance with the terms and condition of this Agreement. During the Term of the Lease, with prior consent of Party A, which consent shall not be unreasonably withheld, Party B may assign, relet or sublet in whole or part the Premises. Notwithstanding anything to the contrary herein, (i) Party B may, without Party A's prior written consent but with prior written notice to Party A, sublet the Premises or assign this Agreement to (a) an entity controlling, controlled by or under common control with Party B, (b) a successor entity related to Party B by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Party B's assets located at the Premises and
          (ii) a sale or transfer of Party B's capital stock shall not require any consent of Party A; provided; however, that Party A agrees to assist and cooperate with Party B to obtain any required governmental consent or approval in connection with any assignment of this Agreement, sublease of the Premises or sale or transfer of Party B's capital stock or other transaction or event that may constitute an assignment or sublease under applicable law.

     16.2 In the event Party B assigns part or all of its rights and obligations under this Agreement to an unrelated third party, Party B shall obtain the prior written consent from Party A, which shall not be unreasonably withheld. Upon the occurrence of any assignment of all or any portion of this Agreement by Party B, whether to an unrelated party or otherwise, the assignee shall be responsible for the payment of rent or for the performance of any other obligations so assigned and Party B shall be released and exempted from the payment and performance of such rent and other obligations from and after the date of such assignment.

     16.3 During the lease period, Party A shall not transfer the Hangzhou Real Property or its rights under this Agreement or its ownership of the state-owned land use right with respect to the Hangzhou Real Property to any third party, including, without limitation, to its parent or any subsidiary or affiliate in whole or part unless Party A has complied with the terms of Article 17 hereof.

17.  RIGHT OF FIRST NEGOTIATION AND RIGHT OF FIRST REFUSAL

     17.1 Party A covenants and agrees that, if Party A at any time intends to sell, market for sale or otherwise transfer its interest in the Hangzhou Real Property during the Term of the Lease, Party A shall deliver to Party B a written notice (the "Right of First Negotiation Notice") thereof and shall negotiate in good faith exclusively with Party B for a period of twenty

          (20) business days after Party B's receipt of such Right of First Negotiation Notice (the "Standstill Period") to sell the Hangzhou Real Property to Party B for a purchase price equal to the fair market value of the Hangzhou Real Property (excluding the value of any improvements or alterations to the Premises paid for by Party B) and upon such other reasonable terms and conditions as to which Party A and Party B may agree (the "Right of First Negotiation"). During the Standstill Period, Party A shall not solicit any other offers for the purchase or sale of the Hangzhou Real Property or otherwise market the Hangzhou Real Property or negotiate with any other potential transferees of the Hangzhou Real Property. If the Parties fail to agree on terms for the sale of the Hangzhou Real Property during the Standstill Period, then, subject to the Right of First Refusal below and any other applicable provisions of this Agreement, Party A shall thereafter be free to market and sell the Hangzhou Real Property; provided, however, that if Party A fails to sell the Hangzhou Real Property within one hundred eighty (180) days after the expiration of such Standstill Period, then Party B shall again have a Right of First Negotiation in the event Party A thereafter intends to or continues to sell, market for sale or otherwise transfer its interest in the Hangzhou Real Property during the Term of the Lease (including any extensions thereof).

     17.2 If at any time during the Term of the Lease, Party A shall solicit or receive an offer (an "Offer") to purchase or otherwise acquire Party A's interest in the Hangzhou Real Property that it is willing to accept, then Party B shall have a right of first refusal (the "Right of First Refusal") to purchase the Hangzhou Real Property on the same terms and conditions set forth in the Offer. Party A, promptly following Party A's receipt of the Offer, shall deliver written notice to Party B (the "Offer Notice") specifying the terms and conditions contained in the Offer, together with a copy of the Offer. Party B may exercise its Right of First Refusal by providing Party A with written notice of its exercise within ten (10) business days after the date of receipt of the Offer Notice (the "Offer Acceptance Period"); provided, however, that if Party B receives an Offer Notice within a Standstill Period, the Offer Acceptance Period shall not commence until the expiration of the Standstill Period. If Party B fails to exercise its Right of First Refusal within such Offer Acceptance Period, then Party B shall be deemed to have elected not to exercise its Right of First Refusal with respect to the particular Offer at issue. Notwithstanding the foregoing, if Party A negotiates with the proposed purchaser terms that differ from those contained in the Offer, then Party A shall be required to submit such different terms to Party B and Party B shall have an additional ten (10) business days after the receipt of such different terms to accept or reject such revised Offer. Notwithstanding anything to the contrary herein, if Party A receives an Offer and Party A has not delivered a Right of First Negotiation Notice to Party B within one hundred eighty (180) days prior to Party A's receipt of such Offer, then Party B shall be entitled to exercise both the Right of First Negotiation and the Right of First Refusal; provided, however, that if Party B exercises the Right of First Negotiation in connection with any such Offer, then the Offer Acceptance Period shall not commence until the expiration of the Standstill Period.

     17.3 The Right of First Refusal and Right of First Negotiation shall be continuous during the Term of the Lease. Party B's rejection of any particular Offer or Right of First Negotiation Notice shall not relieve Party A of its obligation to again deliver an Offer Notice or Right of First Negotiation Notice to Party B with respect to any subsequent Offer received or solicited by Party A or any subsequent intention by Party A to sell, market for sale or otherwise transfer its interest in the Hangzhou Real Property. Any transfer of the Hangzhou Real Property or Party A's interest therein shall be subject to the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, Party A may not sell, market for sale or otherwise transfer its interest in less than all of the Hangzhou Real Property.

18.  LIABILITY FOR BREACH OF AGREEMENT

     18.1 Subject to the following provisions, in the event that a Party commits a breach of one or more of its obligations under this Agreement, then the non-breaching Party shall deliver notice to the breaching Party promptly upon the non-breaching Party's knowledge of such breach, and, upon receipt of such notice, the breaching Party shall be liable to pay damages to the non-breaching Party for any loss suffered by such non-breaching Party that was reasonably foreseeable as likely to result from the breach.

     18.2 If Party B fails to pay any amount payable hereunder on the date that such payment is due under this Agreement, Party A shall be entitled, for as long as the said breach continues to prevail, to issue a notice in writing (the "Notice of Breach") to Party B requiring Party B to remedy the breach within thirty (30) days of the Notice of Breach (the "Remedy Period"). If Party B still fails to pay the required amount within the Remedy Period, Party B shall pay to Party A a penalty on the overdue amount from the thirty-first (31st) day after the amount becomes overdue to the date of actual payment at the rate of five one hundredths of a percent (0.05%) per day.

          If Party B fails to pay the required amount within thirty (30) days after the expiry of the Remedy Period and such failure is not due to a breach by Party A of any provision of this Agreement, Party A shall have the right to terminate this Agreement forthwith by written notice to Party B. In the event that Party A chooses to terminate this Agreement, Party B shall not be discharged any liability for payment of any overdue amount and any penalty assessed pursuant to the immediately preceding paragraph payable by Party B to Party A under this Agreement.

19.  APPLICABLE LAW

     19.1 This Agreement, including but not by way of limitation its validity, application, interpretation and implementation, and the merits of any dispute, controversy or claim arising out of or relating to this Agreement, shall be governed by PRC Law

     19.2 In this Agreement, PRC Law means the laws, regulations, provisions, measures, rules, and decrees of the PRC which are of general application ("PRC Law").

     19.3 The Parties have entered into this Agreement in reliance on the terms as set out herein and a reasonable interpretation thereof.

     19.4 If Party B in implementing this Agreement or in carrying out its activities would encounter any material difficulties in or as a result of the implementation, application or interpretation of PRC Law, Party A shall, at the request of Party B, render all reasonable assistance with respect to the same.

20.  SOVEREIGN IMMUNITY

     Each Party hereby irrevocably and unconditionally waives and agrees not to claim or plead:

     20.1 any right of immunity (whether characterized as sovereign immunity or otherwise) in respect of itself or any of its property or assets, including immunity from jurisdiction, immunity, from attachment prior to entry of judgment, immunity of attachment in aid of execution of judgment, and immunity from execution of judgment; or

     20.2 any defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state;

          all in respect of any legal suit, action or proceeding arising out of or relating to this Agreement. The term "judgment" as used herein shall also refer to the recognition and enforcement of an arbitral award.

21.  PARTIAL INVALIDITY

     21.1 The validity, of the remaining provisions of this Agreement shall not be affected by a decision by a court, arbitration panel, administrative board or agency or other institution having competent jurisdiction to the effect that any provision of this Agreement is void, illegal, unenforceable or contrary to law or public policy.

     21.2 If as a result of such decision any of the rights or obligations of a Party hereto are adversely affected, then such Party shall be entitled to notify the other Party in writing thereof, asking for joint consultations specifying the rights or obligations so affected and the amendment proposed. Thereupon the Parties shall promptly meet and negotiate in good faith to arrive at an amendment of the provision of this Agreement so affected, in such manner as will most closely and accurately reflect the intents and purposes of this Agreement so that such provision becomes legal, enforceable and consistent with the law and public

     21.3 If the Parties within a period of two (2) months from the date of commencement of such consultations do not agree that the Party's rights or obligations have been adversely affected or do not agree upon an appropriate amendment to this Agreement, then there shall be deemed to exist a dispute that may be referred to arbitration pursuant to Clause 23.

22.  CHANGE IN THE LAW

     22.1 Unless otherwise expressly specified in the laws and regulations of the PRC, any subsequent legislation or subsequent amendments to laws and regulations shall have no retroactive force.

     22.2 The Parties may, if they so agree in writing, make variation or amendments to this Agreement according to subsequent legislation or laws and regulations.

     22.3 If any relevant provisions of the current regulations and/or documents of the Zhejiang Province or Hangzhou Municipality are amended or any relevant new provisions are stipulated by the regulations and/or documents of the Zhejiang Province or Hangzhou Municipality or any act or decision by an authority, is taken or made which adversely affect Party B's rights or obligations under this Agreement, the Parties hereby agree that these rights and obligations can still be exercised and performed by Party B on the basis of this Agreement.

     22.4 Subject to Clause 22.3, Party A further agrees that if any relevant provisions of the current PRC law are amended or any relevant new provisions are stipulated by PRC law or any act or decision by an authority is taken or made (any such event hereinafter referred to as an "Event of Change") which adversely affect Party B's rights or obligations under this Agreement, then the Parties shall, at Party B's request, promptly meet and discuss in good faith and in a spirit of mutual understanding and cooperation to determine the action that should be taken by Party A to put Party B as closely or as accurately as possible back into the position it was in prior to the Event of Change. Party A shall use its best endeavors to assist Party B in this regard.

     22.5 If the Parties within a period of two (2) months from the date of commencement of such consultations do not agree that the Parties' rights or obligations have been materially affected or do not agree upon an appropriate amendment to this Agreement, then there shall be deemed to exist a dispute that may be referred to arbitration pursuant to Clause 23.

23.  ARBITRATION

     23.1 The Parties shall endeavor to resolve any dispute, claim or controversy which may arise out of or in connection with this Agreement or the application, implementation, validity, breach or termination thereof (a "Dispute") through friendly consultations between them.

          In the event that any Dispute cannot be or has not been solved through consultation within a period of two (2) months from the date of commencement of such consultations or any Party refuses to enter into or persistently delays in entering into consultations, such Dispute shall be exclusively submitted to and finally settled by arbitration by the China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing under the Arbitration Rules of CIETAC in force on the date of this Agreement (the "CIETAC Rules"). In the event of any conflict between the CIETAC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail to the extent permitted by the PRC Law and the CIETAC Rules.

     23.2 The number of arbitrators shall be three (3). Each of the Parties shall appoint one (1) arbitrator. The Chairman of CIETAC shall appoint the third arbitrator who shall be the chairman of the arbitration panel.

     23.3 The arbitrators shall in all respects be impartial and independent. So far as possible, the arbitrators shall not be nationals or former nationals of the PRC.

     23.4 The arbitration proceedings shall be conducted in both the Chinese and English languages.

     23.5 The arbitration award shall be in lieu of any other remedy, shall be final and binding on the Parties and shall in all respects be fully valid and enforceable against the Parties or their assets wherever they may be found.

     23.6 At any oral hearing of evidence in connection with the arbitration, each Party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the opposing Party. No evidence of any witness shall be presented in written form unless the opposing Party shall have the opportunity to cross-examine such witness, except as the Parties to the Dispute otherwise agree in writing or except under extraordinary circumstances where the arbitrators determine that the interests of justice require a different procedure.

     23.7 Without in any way limiting the foregoing and notwithstanding anything herein to the contrary, the Parties may, upon the prior mutual written consent, submit any Dispute to one expert or as the case may be three experts acceptable to the Parties for consideration and advice. Each Party agrees, in the event such submission is made, to reasonably consider the advice of such expert in connection with such Dispute and to bear the cost of obtaining such advice in equal shares. Prior to submitting such Dispute to such an expert or such experts, the Parties may agree that the advice of the expert or experts shall be binding on the Parties.

     23.8 This Agreement shall be performed continuously by the Parties during the course of arbitration except for matters in dispute and any matter reasonably relating thereto.

24.  FORCE MAJEURE

     24.1 Any obligation of a Party and the corresponding obligation of the other Party shall be temporarily suspended during the period in which such Party is unable to perform by reason of a Force Majeure Event, but only to the extent of such inability to perform.

     24.2 The Party asserting the occurrence of a Force Majeure Event shall before the occurrence of a Force Majeure Event if it is predicted, and in any case immediately after the commencement of a Force Majeure Event notify the other Party of the occurrence of such Event, specifying the estimated period and degree of suspension or disruption of its operations. Such notice shall be by the most rapid and effective means available in the circumstances.

     24.3 The Party asserting such suspension of obligations shall have the burden of proving that the circumstances constitute valid grounds therefore under this Clause.

     24.4 For the purposes of this Agreement, "Force Majeure Event" means any of the following objective circumstances which is unforeseeable, unavoidable and not able to be overcome:

          24.4.1 Act of God, fire, explosion, earthquake, thunder, storm, typhoon, tornado, hurricanes, landslide, flood, washout or epidemic;

          24.4.2 war, riot, civil war, blockade, insurrection, sabotage, acts of public enemies, civil disturbances;

          24.4.3 boycott, strike (including a general strike), lockout or other similar industrial disturbance; and

          24.4.4 any other act or omission beyond the reasonable control of the Party asserting the occurrence of the Force Majeure Event.

               An order, judgment, ruling, decision or other act, or failure to act, of any governmental, civil or military authority shall not be considered a "Force Majeure Event".

25.  NOTICES

     25.1 All notices and communications required or permitted to be delivered hereunder shall be in writing and delivered by hand or sent by post or by facsimile to the other Party. Such notices or communications shall be deemed to have been received, unless proved otherwise:

          25.1.1 if delivered by hand, when left at the other Party's address against written receipt:

          25.1.2 if sent by post, ten (10) days after the date of posting; and

          25.1.3 if sent by facsimile upon receipt by the sender of the recipient Party's answer back code at the end of transmission.

     25.2 All notices and communications shall be delivered to the addresses or fax number set out in the "Schedule of Notice Address and Account Information" attached to the execution clause to this Agreement until such address or fax number is changed by written notice from one Party to the other Party in accordance with the procedures of this Clause.

26.  EFFECT

     This Agreement shall come into force and effect upon signature by the legal or authorized representatives of the Parties and affixing by them the official chop of the Parties.

27.  LANGUAGE

     This Agreement is written in both the Chinese and English language. Both language versions shall have equal effect.

28.  EXECUTION

     This Agreement is executed as of January 1, 2004.

29.  AMENDMENT AND WAIVER

     29.1 No amendment of any of the provisions of this Agreement or waiver of any rights or obligations of the Parties under this Agreement shall be valid and effective unless it is in writing, refers specifically to this Agreement and:

          29.1.1 In the case of an amendment, is signed by both Parties: or

          29.1.2 In the case of a waiver, is signed by the Party waiving its right or the other Party's obligation.

     29.2 The waiver by a Party of its right to either exercise any right it has under this Agreement or enforce any obligation the other Party has under this Agreement shall not operate as a waiver such Party's right to exercise such right or enforce such obligation on any future occasion, unless the waiver is expressly stated to have such effect.

30.  FILING

     Party A shall be responsible for any registrations related to this Agreement from time to time throughout the Term of the Lease including the filing of this Agreement with applicable local authorities in charge of land and building registration within 15 days from the execution of the Agreement and including any additional filings, registrations or permits required from time to time to maintain this Agreement; provided, however, that Party B shall cooperate with Party A in connection with any such filing or registrations. The costs and fees for such filings and registrations shall be borne by the Parties in accordance with applicable law and custom; however, Party A shall indemnify, defend, protect and hold harmless Party B from any failure to file this Agreement or obtain such registrations.

31.  EFFECTIVENESS

     The Agreement shall be in effective upon the execution thereof by all Parties.

32.  ADDITIONAL IMPROVEMENTS

     Notwithstanding anything to the contrary herein, Party B shall have the continuing right during the Term of the Lease (as defined in Clause 3 below) to lease from Party A any additional buildings and improvements constructed by Party A on the Land (the "Additional Improvements") upon the same terms and conditions of this Agreement, including the applicable rental rate hereunder. Party A agrees to notify Party B of its intent to construct any such Additional Improvements and to allow Party B to participate in the design and planning of such Additional Improvements, including any interior tenant finishes and improvements, which shall be constructed and paid for pursuant to the framework set forth in Clause 9 of this Agreement.

33.  THIRD PARTY BENEFICIARY

     The Parties hereby acknowledge and agree that 3Com shall be an express third party beneficiary to this Agreement and that, so long as 3Com continues to be a shareholder of the JVCO (as such term is defined in the Contribution Agreement), this Agreement may not be amended or modified without the prior written consent of 3Com.

34.  COUNTERPART SIGNATURES

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written

HUAWEI TECHNOLOGIES CO., LTD.

[COMPANY CHOP]


By: /s/ MR. DU CHUNPING
    ---------------------------------
Name: Mr. Du Chunping
Title: Head of Facilities


HANGZHOU HUAWEI-3COM TECHNOLOGY CO., LTD.

[COMPANY CHOP]


By: /S/ DANTE YIP
    ---------------------------------
Name: Dante Yip
Title: General Counsel

               SCHEDULE OF NOTICE ADDRESS AND ACCOUNT INFORMATION

PARTY A

Legal Address:

Huawei Technologies Co., Ltd.
4th Fl., R&D Building
Huawei Industrial Base
Bantian, Longgang
Shenzhen 518129, China
Attention: Zhang Xu Ting
           General Counsel
Fax:       86-755-2878-7544

Payment Recipient Bank Account Name: Huawei Technologies Co., Ltd. Account Opening Bank: [SPECIFIC INFORMATION OMITTED]
Account No.: [SPECIFIC INFORMATION OMITTED]

PARTY B

Legal Address:

Huawei Hangzhou Manufacture Base
East of Liuhe Road, Zhijiang Science Park
Hangzhou Hi-tech Industry Park
Hangzhou 310053, China
Attention: Chief Operating Officer & General Counsel
Fax No:    86-571-8676-0025

Bank: [SPECIFIC INFORMATION OMITTED]
Account No.: [SPECIFIC INFORMATION OMITTED]

With a copy to:

3Com Corporation
350 Campus Drive
Marlborough, MA 01752
U.S.A.
Attention: Chief Financial Officer
           General Counsel
Fax:       (1-508) 323-1111

          [Schedules of Maps and Related Build-Out Information Omitted]